                                                                    EXHIBIT 99.4

                            NETSYS TECHNOLOGIES, INC.

                             1995 STOCK OPTION PLAN

             EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT


NETSYS Technologies, Inc.
100 Hamilton Avenue, Suite 175
Palo Alto, CA 94301
Attention: Secretary


                  1. Exercise of Option. Effective as of today, November 20, 1995, 4 ("Optionee") hereby elects to exercise Optionee's option to purchase an aggregate of 2 shares of the Common Stock (the "Shares") of NETSYS Technologies, Inc. (the "Company") under and pursuant to the 1995 Stock Option Plan, as amended (the "Plan") and the Incentive Stock Option Agreement dated 1 (the "Option Agreement"), none of which shares have become vested under the vesting schedule set forth in the Option Agreement and 2 of which shares have not yet vested under such schedule. (Shares which at any time have vested under such vesting schedule shall be then referred to as "Vested Shares" and shares which at any time have not yet vested shall be then referred to as "Unvested Shares." The Vested Shares and the Unvested Shares are sometimes collectively referred to herein as the "Shares"). As set forth in the Plan and the Option Agreement, in the event of Optionee's election to exercise the Option as to Unvested Shares, this Agreement gives the Company the right, in the event of termination of the Optionee's employment with the Company to repurchase at the Option Price (as defined herein) any or all of the Shares that are Unvested Shares as of the date of termination.

                  Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell the Shares to Optionee and Optionee agrees to purchase the Shares from the Company on the Closing Date (as herein defined), at a price of $0.16 per share (the "Option Price"), for an aggregate purchase price of $3. The Shares are being purchased and sold in accordance with and subject to the provisions of the Plan and the Option Agreement, each of which is incorporated by reference.

                  The purchase and sale of the Shares shall occur at a closing to be held at such time and place (the "Closing Date"), as designated by the Company no less than two business days prior to the Closing Date. The closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the closing, Optionee shall deliver to the Company a check payable to the order of the Company in the amount of the purchase price of the Shares and the Company will issue the Shares registered in the name of the Optionee.

                  2.    Company's Unvested Share Repurchase Option.

                           (a)      The Company shall have the right to
repurchase the Unvested Shares at the Option Price in the event of a termination of the Optionee's employment with the Company prior to the date on which they become Vested Shares pursuant to the vesting schedule set forth in the Option Agreement (the "Unvested Share Repurchase Option").

                           (b)      Within 45 days following a termination of
the Optionee's employment with the Company, the Company shall notify the Optionee by written notice delivered or mailed as provided in Section 11, as to whether it wishes to purchase the Unvested Shares pursuant to exercise of the Unvested Share Repurchase Option. If the Company (or its assignee) elects to purchase the Unvested Shares hereunder, it shall set a date for the closing of the transaction at a place specified by the Company not later than 30 days from the date of such notice. At such closing, the Company (or its assignee) shall tender payment for the Unvested Shares and the certificates representing the Unvested Shares so purchased shall be canceled. Optionee hereby authorizes and directs the Secretary or Transfer Agent of the Company to transfer the Unvested Shares as to which the Unvested Share Repurchase Option has been exercised from the Optionee to the Company. The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Optionee to the Company or in cash (by check), or both.

                  3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

                  4. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

                  5. Optionee's Representations. In connection with his or her purchase of the Shares, Optionee hereby represents and warrants to the Company as follows:

                           (a)      Investment Intent; Capacity to Protect
Interests. Optionee is purchasing the Shares solely for his or her own account for investment and not with a view to


                                       2.

or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). Optionee also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for Optionee's account only, and neither in whole or in part for any other person.

                           (b)      Residence.  Optionee's principal residence
is located at the address indicated beneath Optionee's signature below.

                           (c)      Information Concerning Company.  Optionee
has heretofore discussed the Company and its plans, operations and financial condition with the Company's officers and has heretofore received all such information as Optionee has deemed necessary and appropriate to enable Optionee to evaluate the financial risk inherent in making an investment in the Shares, and Optionee has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

                           (d)      Economic Risk.  Optionee realizes that the
purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and Optionee is able, without impairing financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on Optionee's investment.

                           (e)      Restricted Securities.  Optionee understands
and acknowledges that:

                                  (i)       the sale of the Shares has not been
registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available (such as Rule 144 or the resale provisions of Rule 701 under the Act) and the Company is under no obligation to register the Shares;

                                 (ii)       the share certificate representing
the Shares will be stamped with the legends specified in Section 7 hereof, and

                                (iii)       the Company will make a notation in
its records of the aforementioned restrictions on transfer and legends.

                  (f) Disposition under the Act. Optionee understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase and payment of the Shares, and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. The Optionee further understands that the resale provisions of Rule 701 will not apply until 90 days after the Company


                                       3.

becomes subject to the reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act") (typically upon the effective date of a Company's initial public offering). There can be no assurance that the requirements of Rule 144 or Rule 701 will be met, or that the Shares will ever be saleable.

                  (g) Further Limitations on Disposition. Without in any way limiting his or her representations set forth above, Optionee further agrees that it shall in no event make any disposition of all or any portion of the Shares unless and until:

                               (i)(A)       There is then in effect a
Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or, (B) The resale provisions of Rule 701 or Rule 144(k) is available in the opinion of counsel to the Company or (C)(1) Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (2) Optionee shall have furnished the Company with an opinion of Optionee's counsel to the effect that such disposition will not require registration of such shares under the Act, and (3) such opinion of Optionee's counsel shall have been concurred in by counsel for the Company and the Company shall have advised Optionee of such concurrence; and,

                                 (ii)       The Shares proposed to be
transferred are no longer subject to the Unvested Share Repurchase Option set forth in Section 2 hereof and Optionee shall have complied with the restrictions on transfer set forth in Section 6 hereof.

                  (h) Tax Consequences. Optionee has reviewed with\ Optionee's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Optionee understands that Optionee (and not the Company) shall be responsible for Optionee's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Optionee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income both (i) the difference between the fair market value of the Shares when the Company granted Optionee the right to purchase the Shares and the fair market value of the Shares on the date of this Agreement, and (ii) the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to its repurchase option. In the event the Company has registered under the Exchange Act, "restriction" with respect to officers, directors and 10% shareholders also means the period after the purchase of the Shares during which such officers, directors and 10% shareholders could be subject to suit under
Section 16(b) of the Exchange Act. Optionee understands that Optionee may elect to be taxed at the time the Shares are purchased rather than when and as the Company's repurchase option or the Section 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the


                                       4.

election must be filed to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit A hereto. Optionee understands that failure to make this filing timely will result in the recognition of ordinary income by Optionee, as the Unvested Share Repurchase Option lapses, or after the lapse of the 6-month 16(b) period, on the difference between the Option Price and the fair market value of the Shares at the time such restrictions lapse.

                  OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON OPTIONEE'S BEHALF.

                  (i) Acknowledgement by Optionee. Optionee has reviewed the Plan, the Option Agreement and this Agreement in their entireties, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, fully understands all provisions of the Plan, the Option Agreement and this Agreement, and specifically acknowledges that the Company's repurchase rights are absolute, regardless of the reason (or lack of reason) for termination of employment.

                  6. Escrow. As security for the faithful performance of the terms of this Agreement and to insure the availability for delivery of Optionee's Shares upon exercise of the Unvested Share Repurchase Option herein provided for, Optionee agrees to deliver to and deposit with the Secretary of the Company, or such other person designated by the Company, as escrow agent in this transaction ("Escrow Agent"), one Stock Assignment duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with the certificate or certificates evidencing the Shares; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Optionee set forth in Exhibit C attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

                  7. Company's Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

                        (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee");
(iii) the number of Shares to be transferred to each Proposed Transferee; and
(iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).


                                       5.

                           (b)      Exercise of Right of First Refusal.  At any
time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

                           (c)      Purchase Price.  The purchase price
("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

                           (d)      Payment.  Payment of the Purchase Price
shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

                           (e)      Holder's Right to Transfer.  If all of the
Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

                           (f)      Exception for Certain Family Transfers.
Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

                           (g)      Termination of Right of First Refusal.  The
Right of First Refusal shall terminate as to any Shares 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.


                                       6.

                  8.       Restrictive Legends and Stop-Transfer Orders.

                           (a)      Legends.  Optionee understands and agrees
that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

                  IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE COMPANY'S INITIAL UNDERWRITTEN PUBLIC OFFERING AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE


                                       7.

                  SUBJECT TO THE TERMS AND CONDITIONS OF A
                  SHAREHOLDERS AGREEMENT, DATED AS OF FEBRUARY 1, 1995, WHICH PLACES CERTAIN RESTRICTIONS ON THE TRANSFER AND VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO NETSYS TECHNOLOGIES, INC. AT ITS PRINCIPAL PLACE OF BUSINESS.

                  THE HOLDER OF RECORD OF THESE SECURITIES, AND SUCH HOLDER'S AGENTS AND ATTORNEYS, MAY BE REQUIRED TO EXECUTE NON-DISCLOSURE STATEMENTS PRIOR TO BEING PERMITTED TO INSPECT CERTAIN RECORDS OF THE COMPANY AS DESCRIBED IN ARTICLE 8 OF THE COMPANY'S BYLAWS."

                  Optionee understands that transfer of the Shares may be restricted by Section 260.141.11 of the Rules of the California Corporations Commissioner, a copy of which is attached to Exhibit D, the Investment Representation Statement.

                           (b)      Stop-Transfer Notices.  Optionee agrees
that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                           (c)      Refusal to Transfer.  The Company shall not
be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or
(ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

                  9. Market Standoff. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company under the Securities Act of 1933, as amended (the "Act"), Optionee shall not sell or otherwise transfer the Shares for a period of 180 days following the effective date of a Registration filed under the Act; provided, that such restriction shall apply only to the first registration statement of the Company to become effective under the Act which include securities to be sold on behalf of the Company in an underwritten offering under the Act. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restrictions until the end of each such 180-day period.


                                       8.

         10. Shareholder Agreement. In connection with the exercise of the Option and the purchase of the Shares, Optionee hereby agrees to execute the Shareholders Agreement dated as of February 1, 1995.

         11. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

         12. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

         13. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

         14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

         15. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         16. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

         17. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.


                                       9.

Submitted by:                              Accepted by:

OPTIONEE:                                  NETSYS TECHNOLOGIES, INC.
4
                                           By:
                                              ---------------------------------


                                           Its:
---------------------------------              --------------------------------
Signature)


Address:                                   Address:
--------                                   --------


---------------------------------          1800 Hamilton Avenue, Suite 175
                                           Palo Alto, CA 94301

---------------------------------


                                       10.

                                    EXHIBIT A

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986


The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

         NAME  4_____________________          SPOUSE _________________________
         ADDRESS ____________________          ADDRESS ________________________
                 ____________________
                 ____________________


         IDENTIFICATION                        IDENTIFICATION
         NUMBER _____________________          NUMBER _________________________

TAXABLE YEAR:  1995

2. The property with respect to which the election is made is described as follows: 2 shares of Common Stock of NETSYS Technologies, Inc., a California corporation (the "Company").

3.       The date on which the property was transferred is: November 20, 1995.

4. The property is subject to the following restrictions: The right of the Company to repurchase the shares, or a portion thereof, at the purchase price of the shares. The right lapses as to a portion of the shares per month according to a vesting schedule, based on continued employment.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $____ per share.

6.       The amount (if any) paid for such property: $____ per share.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:________________________ , 19___        _________________________________
                                              4, Taxpayer


Dated:________________________ , 19___        _________________________________
                                              Spouse

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


                  FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement dated as of November 20, 1995, 4 hereby sells, assigns and transfers unto____________________________,________________________________
(________________________________) shares of the Common Stock of NETSYS
TECHNOLOGIES, INC., a California corporation standing in the undersigned's name on the books of said corporation, represented by Certificate No._________________ herewith, and does hereby irrevocably constitute and appoint____________________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.


Dated: __________________________________      ________________________________



Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Company Option set forth in the Agreement without requiring additional signatures on the part of Optionee.

                                    EXHIBIT C
                            JOINT ESCROW INSTRUCTIONS

                                February 5, 1996

Herbert S. Madan, Secretary
NETSYS Technologies, Inc.
100 Hamilton Avenue
Suite 175
Palo Alto, CA 94301

Dear Mr. Madan:

                  As Escrow Agent for both NETSYS Technologies, Inc., a California corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Optionee"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

                  1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Unvested Share Repurchase Option set forth in the Agreement, the Company shall give to Optionee and you a written notice in compliance with the relevant provisions of the Nonqualified Stock Option Agreement (the "Option Agreement") referred to in the Agreement. Optionee and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

                  2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price for the number of shares of stock being purchased pursuant to the exercise of the Unvested Share Repurchase Option.

                  3. Optionee irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Optionee does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the Securities. Subject to the provisions of this paragraph 3, Optionee shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

                  4. This escrow shall terminate at the time of termination of the Unvested Share Repurchase Option. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Optionee, you shall deliver all of same to Optionee and shall be discharged of all further obligations hereunder.

                  5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

                  6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Optionee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

                  7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and of the arbitrator provided for in paragraph 10 of the Agreement, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court and of the arbitrator provided for in paragraph 9 of the Agreement. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  8. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

                  9. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

                  10. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

                  11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

                  12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                  13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

                  14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                           COMPANY:      NETSYS Technologies, Inc.
                                         100 Hamilton Avenue, Suite 175
                                         Palo Alto, CA 94301
                                         Attn: Mr. Herbert S. Madan, President

                           Optionee:     4

                           ESCROW AGENT: Herbert S. Madan, Secretary
                                         NETSYS Technologies, Inc.
                                         100 Hamilton Avenue
                                         Suite 175
                                         Palo Alto, CA 94301

                  15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

                  16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                  17. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                                     Very truly yours,

                                     COMPANY:

                                     NETSYS TECHNOLOGIES, INC.,
                                     a California corporation

                                     By:
                                        ---------------------------------------
                                           Herbert S. Madan, President




                                     Optionee:



                                     ------------------------------------------
                                     4

ESCROW AGENT:




-------------------------------
Herbert S. Madan, Secretary
NETSYS Technologies, Inc.

EXHIBIT D

                  INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:         4

COMPANY:          NETSYS TECHNOLOGIES, INC.

SECURITY:         COMMON STOCK

AMOUNT:

DATE:


In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

                  (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

                  (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(c), and (4) the timely filing of a Form 144, if applicable.

                  In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than two years after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than three years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

                  (d) Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

                  (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                  (f) Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of California. Optionee has read the applicable Commissioner's Rules with respect to such restriction, a copy of which is attached.

                                Signature of Optionee:


                                ____________________________________________

                                Date:_________________________, 19__________

                                  ATTACHMENT 1
              STATE OF CALIFORNIA - CALIFORNIA ADMINISTRATIVE CODE

         Title 10. Investment - Chapter 3. Commissioner of Corporations

260.141.11: Restriction on Transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6,
260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

         (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

                  (1)      to the issuer;

                  (2)      pursuant to the order or process of any court;

                  (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

                  (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                  (5) to holders of securities of the same class of the same issuer;

                  (6)      by way of gift or donation inter vivos or on death;

                  (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

                  (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                  (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                  (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under
Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                  (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

                  (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                  (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

                  (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

                  (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

                  (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

                  (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

           (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."